EXHIBIT 10.30

IBEX GLOBAL JAMAICA LTD AMENDED & RESTATED PHANTOM STOCK PLAN
Effective February 16, 2021 (“Effective Date”) PREAMBLE

WHEREAS, IBEX Global Jamaica Ltd (the "Company") desires to amended and restate the February 16, 2018 Phantom Stock Plan (the "Old Plan") by and between Ibex Global Jamaica Ltd and Participants with this Amended and Restated Phantom Stock Plan (the “Plan”) in order to further adjust financial incentives to certain officers, employees, and consultants of the Company to better reflect changes in value of the Company and IBEX as defined herein and, thereby, align their interests with the Company's and IBEX's respective stockholders;

WHEREAS, the Company, IBEX and undersigned Participant intend to supersede and replace the Old Plan with the Plan contained herein.

NOW, THEREFORE, pursuant to due authorization of the Company, this Plan is hereby established on the following terms and conditions as of the above Effective Date:

ARTICLE I DEFINITIONS

1.1Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership, or other business entity that is directly or indirectly wholly-owned or controlled by or under common control with, the Company, including (without limitation) IBEX.

1.2IBEX. IBEX Limited, a company formed under the laws of Bermuda.

1.3Agreement. A written agreement (including any amendment or supplement thereto) executed between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant per the minimum requirements of Section 4.2.

1.4Applicable Laws. All applicable laws, rules, regulations, and requirements including, but not limited to, all applicable U.S. Federal or state laws and the applicable laws, rules, or regulations of any other country or jurisdiction where Options are granted under the Plan or where the Company, IBEX or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

1.5Board. The board of directors of IBEX.

1.6Cause. Occurs with respect to a Participant, except as otherwise provided in the relevant Award Agreement, upon any of the following: (i) the Participant’s plea of guilty or nolo contendere to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or IBEX, any of its Affiliates or a successor to IBEX or an Affiliate, as determined by the Board or Committee in its sole discretion, or that legally prohibits the Participant from working for IBEX, any of its Subsidiaries or a successor to IBEX or a Subsidiary; (ii) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to IBEX, any of its Subsidiaries or a successor to IBEX or a Subsidiary, in any material respect; or (iii) the Participant’s failure, in any material respect, to
(A) perform the Participant’s employment duties, (B) comply with the applicable policies of IBEX, or of its Subsidiaries, or a successor to IBEX or a Subsidiary, or (C) comply with covenants contained in any contract or Agreement to which the Participant is a party; provided, however, that the Participant shall be provided a written notice describing in reasonable detail the facts which are considered to give rise to a breach described in this clause (iii) and the Participant shall have 30 days following receipt of such written notice during which the Participant may remedy the condition and, if so remedied, no Cause for termination of service shall exist.

1.7Change in Control. Either (i) a sale of IBEX or the Company in one transaction or a series of related transactions, or a merger of IBEX or the Company, in each case where upon the completion of such transaction(s), the party(s) who equitably owned at least 50% of the issued voting stock of IBEX or the Company (as applicable) before such transaction(s), no longer equitably own 50% of the issued voting stock of IBEX or the Company after the transaction(s); or (ii) a sale of all or substantially all of the assets of IBEX or the Company.

1.8Code. The US Internal Revenue Code of 1986, as amended, or (as appropriate) other tax laws of other jurisdictions included under Applicable Laws.

1.9Committee. A committee designated by the Board to administer the Plan.

1.10Company. IBEX Global Jamaica Ltd

1.11Exercise Price. The exercise price identified in an Agreement.

1.12Fair Market Value. On any given date, Fair Market Value shall be the price of a share of Stock on the applicable Exchange closing of that date.

1.13Participant. An officer, employee, or consultant of the Company who is selected by the Board or a Committee to receive an Option.

1.14Phantom Stock Option or Option. A right that is granted under the Plan to a Participant by the Company pursuant to Section 4.2. Any reference to a Phantom Stock Option or Option includes the Agreement(s) by which the Phantom Stock Option or Option is granted by the Company and accepted by the Participant.

1.15Plan. This Plan, including any amendments, revisions, or other changes hereto.

1.16Stock. The common shares of IBEX Limited.

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ARTICLE II PURPOSE OF PLAN

The purpose of the Plan is to provide a cash performance incentive to officers, employees, and other persons providing services to the Company, and to align the interests of such individuals with those of IBEX and its Affiliates. The goal of the Plan is to allow Participants to share an interest in the long-term enhanced value of IBEX and to encourage them to remain in the employ of the Company and/or IBEX. The incentive is intended to reflect growth in the value of IBEX as shown by the performance of the Stock. Participants will have the opportunity (in the discretion of the Committee and/or the Board) to earn greater levels of participation in the Plan, through the award of additional Options, based upon their performance and longevity with the Company.

ARTICLE III ADMINISTRATION

3.1Administration of Plan. The Plan shall be administered by the Board or a Committee thereof. The express grant in the Plan of any specific power to the Board or a Committee shall not be construed as limiting any power or authority of the Board or the Committee, provided that in the event of a conflict between a determination or action by the Board and the Committee, the Board's determination or action shall control. Any decision made or action taken by the Board and/or the Committee to administer the Plan shall be final and conclusive subject to the immediately foregoing sentence. No member of the Board or the Committee shall be liable for any act done with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Board and/or the Committee under the Plan, the Board and/or the Committee shall have complete authority to:
(a)Interpret all provisions of this Plan;

(b)Prescribe the form of any Agreement and notice and manner for executing or giving the same;

(c)Make amendments to all Agreements;

(d)Adopt, amend, and rescind rules for Plan administration; and

(e)Make all determinations it deems advisable for the administration of this Plan, including (but not limited to) determinations regarding the continuous service of a Participant, the satisfaction of vesting conditions under an Option, the termination of employment or other period of service and the existence of Cause.

3.2Authority to Grant Options. The Board and/or the Committee shall have authority to grant an Option upon such terms the Board and/or the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

3.3Service Status. The Board and/or the Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Option after termination of employment.

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ARTICLE IV
ELIGIBILITY AND LIMITATIONS ON OPTIONS

4.1Participation. The Board and/or Committee may from time to time designate officers, employees, and other persons providing services to the Company (or Affiliates thereof) to whom Options are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock subject to each Option. All Options granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Board and/or the Committee may adopt that are not inconsistent with the Plan.
4.2Grant of Options. Options may only be granted with the authorization of the Board and/or the Committee. No Option shall be deemed to be granted under this Plan to a Participant unless a written grant of Option is timely, fully signed and delivered by a properly authorized member of the Board and/or the Committee or an officer of the Company on the one hand, and the Participant on the other hand, thus forming an Agreement. To be valid under this Plan, an Agreement must contain, at minimum, an identification of the Participant, the number and type of shares that are subject to the Option, the Exercise Price per share, and vesting requirements.

4.3. Maximum Number of Options. The maximum amount of Options available for issuance under this Plan is 200,000 Options reflecting 200,000 Shares of IBEX.

ARTICLE V
PHANTOM STOCK OPTIONS

5.1Phantom Stock Option. A Phantom Stock Option is the right to receive upon exercise an amount in US Dollars equal to the difference between (a) the Fair Market Value of a share of Stock on the Exercise Date and (b) the Exercise Price of the Option per share of Stock. While Options issued under the Plan will be denominated in shares of Stock, Participants are not entitled to receive shares of Stock upon the exercise of an Option. The Company may, in its discretion, settle the US Dollar equivalent amount due upon exercise of an Option in the form of cash or any other property (other than shares of stock), and by any means deemed appropriate by the Board and/or the Committee.

5.2Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, the units of Phantom Stock Options subject thereto shall again be available for reissuance of Phantom Stock Option to Participants under the Plan.

ARTICLE VI
TERMS OF PHANTOM STOCK OPTIONS

6.1Exercise Price. The Exercise Price of an Option shall be the price set forth in the relevant Agreement.

6.2Right to Exercise. An Option shall be exercisable to the extent it has become vested or upon any date established by the Board and/or the Committee, as is provided for in an Agreement and/or the Plan. The first date when an Option may be exercised ("Exercise Date") and the vesting schedule of an Option shall be as specified in the Agreement. In no event may an Option be exercised before the conclusion of the six-month period following the initial public

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offering ("IPO Period") of IBEX's Stock on a qualified stock exchange such as the NASDAQ or NYSE (an "Exchange").

6.3Maximum Exercise Period. The maximum period in which an Option may be exercised shall be seven years from the date of issuance or as otherwise determined by the Board and/or the Committee and specified in an Agreement. All of a Participant's unvested Options shall terminate on the date the Participant's employment with the Company or IBEX terminates, or as otherwise provided herein upon termination of employment, death, disability, or a Change in Control unless such termination is for Cause. In the event that a Participant is terminated for Cause, all Options, whether vested or unvested, shall terminate on the date the Participant’s employment with the Company or IBEX terminates.

6.4Transferability. Generally, any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. In the event of death or Disability, the Board and/or the Committee may make its own determination, in its sole and absolute discretion, regarding payment of any amount due hereunder (including without limitation interpleader or any similar procedure, with expenses thereof to be deducted from such amount), and the Boar and/or the Committee shall have no liability to any party regarding such determination and such payment. Provided, further, that no right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

ARTICLE VII OPTION EXERCISE

7.1Exercise. Unless otherwise provided herein, an Option granted hereunder shall be deemed to have been validly exercised on the date on which the Company receives written notice from a Participant with vested Options that the Participant seeks to exercise some or all of those vested Options pursuant to their applicable Agreement. In no event shall any Option granted hereunder be exercisable prior to the conclusion of the IPO Period or during any IBEX employee Lock-out period mandated by an Exchange. Any exercise will further be subject to the Black Out Periods as set forth in the IBEX Insider Trading Policy and to the limitations of Section 7.5 and Article IX, and is subject to additional qualifications and requirements as the Board and/or the Committee may issue in their sole discretion.

7.2Procedures for Exercise. In order to exercise all or any portion of an Option that is vested and exercisable, the Participant shall give written notice to the Company of intent to exercise in accordance with the Agreement in the form attached hereto as Appendix A, and shall designate therein the number of shares of Stock that relate to the portion of the Option that Participant is exercising. On a date no later than 90 days following the Exercise Date, the Company shall deliver to the Participant who has issued a valid exercise notice, an amount equal to the product of: (i) the number of shares that relate to the portion of the Option being exercised, and
(ii) the difference between the Fair Market Value per share, which shall be the price of the IBEX shares on an Exchange at the closing of trading on the day such notice is received (such notice must be received by 4:30 p.m. EST or it will be considered received on the following business day), and the Exercise Price per share for the Option. Notwithstanding the foregoing, any exercise and payment on any Option is subject to the restrictions set forth in this Plan and/or the Agreement.

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In the event of a conflict between the provision of the Plan and an Agreement, the Plan shall control.

7.3Withholding Tax Requirements. All payments under the Plan will be treated as ordinary payroll disbursements to the Participant, and will be (without limitation) subject to withholdings and deductions that may be required by the applicable taxing jurisdiction on payments to the Participant.

7.4No Shareholder Rights. A Participant shall not have any rights as a holder of any shares of Stock under any circumstances whatsoever.

7.5Payment Restrictions. The exercise of an Option and payments due thereunder are subject to restriction as specified in this Section 7.5.

(a)The Company shall not be required to make a payment due under an Option, or any installment payment due under this Section, if such payment would violate any restriction or covenant: (a) with an Exchange; (b) in any loan agreement to which the Company is a party; or with any Applicable Law of any kind.
(b)The exercise of an Option is conditioned on the Board and/or the Committee determining that such exercise would not breach any corporate governance code adopted by the Company or an Affiliate (as appropriate), the rules of any applicable Exchange, or any Applicable Laws.

ARTICLE VIII
ADJUSTMENT UPON CORPORATE CHANGES

8.1Adjustments to Shares. In the event of any corporate event or transaction (including a change in the Stock), such as a reclassification, recapitalization, merger, consolidation, reorganization, or stock split, reverse stock split, spin-off, split-up, combination or exchange of shares of Stock, or other like change in corporate structure, partial or complete liquidation of IBEX or extraordinary dividend distribution (other than normal cash dividends) to stockholders of IBEX, or any similar corporate event or transaction, the Board and/or the Committee may substitute or adjust, as applicable, the number, class, and kind of securities that are the subject of Options under the Plan and outstanding Options, including the number, class and kind of securities, and/or the Exercise Price of the Options; and other value determinations applicable to outstanding Options,; provided, however, that the number of shares of Stock represented by any Option shall be calculated as a whole number. The Board and/or the Committee may also make appropriate adjustments and modifications in the terms of any outstanding Options to reflect or related to any such events, adjustments, substitutions or changes. All determinations of the Board and/or the Committee as to such adjustments or changes, if any, under this Section 8.1 shall be conclusive and binding on the Participants.

8.2Effect of Certain Transactions. The provisions of this Section 8.2 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If there is an event which results in a Change in Control, as defined herein, then, whether or not the vesting requirements set forth in any Agreement have been satisfied, all Options that are outstanding at the time of the Change in Control shall be terminated.

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8.3No Adjustment upon Certain Transactions. The issuance by IBEX of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of IBEX convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

ARTICLE IX
COMPLIANCE WITH LAW AND REGULATORY APPROVAL

9.1General. No Option shall be exercisable and no payment shall be made under this Plan except in compliance with all Applicable Laws, the rules of an Exchanges or self-regulatory organizations on which the Stock may be listed. The Company, IBEX, the Board, and the Committee shall each have the right to rely on an opinion of its counsel as to such compliance.
9.2Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise with respect to any matter as may be necessary for the Company, IBEX, the Board, or the Committee to comply with Applicable Laws and the rules of an Exchanges or self- regulatory organizations on which the Stock may be listed. IBEX, the Company, the Board and/or the Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with such Applicable Laws, Exchanges and organizations.

ARTICLE X GENERAL PROVISIONS

10.1Effect on Employment. Neither this Plan, nor its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company, IBEX or an Affiliate or in any way affect any right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor.

10.2Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and neither the Company, IBEX nor any Affiliate shall be required to segregate any assets that may at any time be represented by Options issued under this Plan. Any liability of the Company, IBEX or any Affiliate to any person with respect to any Option granted under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company, IBEX or any Affiliate shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company, IBEX or an Affiliate.

10.3Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

10.4Governing Law and Venue. Applicable Laws shall apply to all matters arising under this Plan. Any dispute under this Plan must be adjudicated in the courts and under the laws of the Jamaica.
10.5Amendment. The Board may amend or terminate this Plan at any time and for any reason in its sole discretion, including but not limited to terminating this Plan and all Options granted

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thereunder, whether for consideration or not. Any such amendment or termination shall be communicated to then-existing Participants in writing.

10.6Duration of Plan. This Plan shall continue until the earlier to occur of (i) June 30, 2025; or (ii) termination by the Board pursuant to Section 10.5.

IN WITNESS WHEREOF, the undersigned has executed this Plan to be effective as of February 16, 2021.

IBEX Global Jamaica Ltd

By:    /s/ Robert T. Dechant     Robert T. Dechant, CEO

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APPENDIX A
[FORM OF EXERCISE NOTICE]

FORM OF EXERCISE NOTICE

Administrator of IBEX Global Jamaica Ltd Amended & Restated Phantom Stock Plan
c/o Office of the Corporate Secretary
IBEX Limited
1700 Pennsylvania Ave NW
Suite 560
Washington, DC 20006

I hereby exercise __________ number of shares of Stock, at the Exercise Price of $____________ per share of Stock, that relate to the Phantom Options granted to me on ____________________, ____, by IBEX Limited (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the IBEX Global Jamaica Ltd Amended & Restated Phantom Stock Plan (the “Plan”).
I understand that such notice must be received by 4:30 pm EST or it will be considered received on the following business day and that all payments to me for the exercise of such Phantom Options shall be made in accordance with the Plan and subject to all the terms and provisions of the applicable grant agreement.

Date:
                        Optionee Signature

                        Optionee Printed Name

Received by IBEX Limited on:

                        Date

                        By:

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